UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2011

FRANKLIN STREET PROPERTIES CORP.

(Exact name of registrant as specified in its charter)

Maryland	001-32470	04-3578653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Edgewater Place, Suite 200, Wakefield, Massachusetts	01880
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 557-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 19, 2011, Franklin Street Properties Corp. (the “Company”) and certain of its wholly-owned subsidiaries entered into a First Amendment (the “Amendment”) to the Credit Agreement dated as of February 22, 2011 by and among the Company, certain subsidiaries, the lending institutions referenced therein and Bank of America, N.A., as administrative agent, L/C Issuer and Swing Line Lender (the “Credit Agreement”). The Amendment provides for the Company’s exercise in full of the accordion feature provided for under the Credit Agreement and the increase by $100,000,000 to $600,000,000 of aggregate unsecured borrowings available thereunder. In addition, the Amendment reflects the addition of a new lender to the credit facility.

Certain of the lenders party to the Credit Agreement, as amended by the Amendment, and their respective affiliates, have performed, and may in the future perform for the Company and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expenses.

This description of the Amendment is qualified in its entirety by reference to the Amendment, which is attached to this current report as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2011	FRANKLIN STREET PROPERTIES CORP.

	By:	/s/ George J. Carter
George J. Carter
President and Chief Executive Officer

Exhibit Index

Number	Item

10.1	First Amendment, dated as of May 19, 2011, to Credit Agreement, dated February 22, 2011, by and among Franklin Street Properties Corp., certain of its wholly-owned subsidiaries, the lending institutions referenced therein, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.